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                                                                    Exhibit 8.1
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                                                                    May 1, 1997


Owens Corning
Owens Corning World Headquarters
Toledo, Ohio 43659


                                 Owens Corning
                            Owens Corning Capital II
                           Owens Corning Capital III
                      (Registration Statement on Form S-3
                          Registration No. 333-24501)
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Ladies and Gentlemen:

        We have acted as special counsel to Owens Corning, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of
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Owens Corning
                                           2                      May 1, 1997


1993, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (Registration No. 333-24501), as amended by Amendment No. 1 thereto (the "Registration Statement"), and the prospectus (the "Prospectus") and the prospectus supplement relating to the offering by the Company of medium-term notes (the "Prospectus Supplement") included therein.

        In connection with the preparation and filing of the Prospectus Supplement, you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

        Subject to the foregoing and the qualifications and limitations set forth herein, it is our opinion that the statements set forth in the Prospectus Supplement under the caption "United States Taxation", to the extent that such statements relate to matters of law or legal conclusion, are correct in all material respects.

        This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

        This opinion is addressed solely to you and no other person may rely on it, provided that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ DEBEVOISE & PLIMPTON